Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

MONDAY, OCTOBER 13, 2014

DIAMONDROCK REDUCES BORROWING COSTS AT THE LEXINGTON HOTEL

BETHESDA, MD, October 13, 2014 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced that it amended its existing approximately $170.4 million mortgage loan secured by The Lexington New York City (the “Hotel”) to reduce its costs of borrowing and extend the term of the loan.

The amended loan reflects the Hotel’s successful conversion to the Autograph Collection and its strong underlying operations. The loan bears interest at an initial floating rate of LIBOR plus 275 basis points, but features a pricing grid that will further reduce the spread to as low as 175 basis points upon achieving certain hotel cash flow hurdles.  The reduced borrowing costs are expected to save the Company between $1.5 million and $2.0 million in annual interest expense.  The amended loan also benefits the Company by extending the potential term of the loan by approximately 30 months to October 2019.  The loan has a five-year term, including two one-year extension options available to the Company upon satisfying certain financial and other conditions.

“This loan amendment allowed DiamondRock to take advantage of the current low rate interest rate environment and favorable lending conditions.  Our strong relationships with the existing lenders facilitated this advantageous transaction,” stated Sean Mahoney, Executive Vice President and Chief Financial Officer of the Company.

Thirteen of the Company’s 27 hotels remain unencumbered by property-specific mortgage debt.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company owns 27 premium quality hotels with over 11,000 rooms. The Company has strategically positioned its hotels to generally be operated under leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; our ability to complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.